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                                                                     Exhibit 5.1


                                          September 2, 1999



GlobeNet Communications Group Ltd.
2 Carter's Bay Road
Southside, St. David's
Bermuda

Ladies and Gentlemen:

     We have acted as counsel for GlobeNet Communications Group Limited, a corporation organized under the laws of Bermuda (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of U.S.$300,000,000 aggregate principal amount of its 13% Series B Senior Notes due 2007 (the "Exchange Notes"). The Exchange Notes are to be offered by the Company in exchange (the "Exchange Offer") for the U.S.$300,000,000 aggregate principal amount of its outstanding 13% Senior Notes due 2007 (the "Notes"). The Notes have been, and the Exchange Notes will be, issued under the an Indenture, dated as of July 14, 1999 (the "Indenture"), among the Company and Bankers Trust Company, as Trustee.

     We have examined the Registration Statement and the Indenture which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     We have further assumed, with your consent and without independent investigation or inquiry, that, with respect to each of the parties to the Indenture and the Exchange Notes, as the case may be, (i) such person was duly organized and is validly existing under the laws of the jurisdiction in which it was organized, (ii) such person has the power and authority to execute the Indenture and the Exchange Notes, as the case may be, to which it is a party and to take all actions contemplated to be taken by it thereunder and (iii) such person has duly authorized, executed and delivered the Indenture and the
Exchange Notes, as the case may be, to which it is a party in accordance with the charter or other organizational documents of such person.
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     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when (1) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust
Indenture Act"), (2) the Board of Directors of the Company, a duly constituted and acting committee thereof or duly authorized officers thereof have taken all necessary corporate action to approve the issuance and terms of the Exchange Notes and related matters, and (3) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the consummation of the Exchange Offer, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

     Our opinion set forth in the preceding paragraph is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the laws of the State of New York and the federal laws of the United States. Insofar as the opinions set forth herein relate to issues governed by the laws of Bermuda, we have assumed the correctness of the opinion of Conyers, Dill & Pearman, which is also filed as an exhibit to the Registration Statement.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                        Very truly yours,

                                        /s/ VINSON & ELKINS L.L.P.

                                        VINSON & ELKINS L.L.P.